                                                                   EXHIBIT 10.30

                                    AGREEMENT


     THIS AGREEMENT ("Agreement"), made this 8th day of March, 2000 by and among FOCUS AFFILIATES, INC. (formerly known as Intellicell Corp.), a Delaware corporation ("Focus"), INTELLICELL MERGER SUB, INC., a Delaware corporation ("Merger Sub") (Focus and Merger Sub sometimes individually a "Focus Party" and collectively referred to herein as the "Focus Parties"), RONALD GOLDBERG ("Goldberg"), PHILIP LEAVITT ("Leavitt"), SHERWIN GEITNER ("Geitner"), CARY MAIMON ("Maimon") and MELVYN COHEN ("Cohen") (Goldberg, Leavitt, Geitner, Maimon and Cohen individually a "CWI Stockholder" and collectively referred to herein as the "CWI Stockholders"):


                                   WITNESSETH:

     WHEREAS, Goldberg, Leavitt, Geitner and Maimon were the principal shareholders of Cellular Wholesalers, Inc. ("CWI") and, along with CWI, entered into that certain Amended and Restated Agreement and Plan of Merger dated as of July 23, 1999 with Focus and Merger Sub (the "Merger Agreement")(capitalized terms not otherwise defined herein shall have the same meaning as in the Merger Agreement); and

     WHEREAS, the parties to this Agreement desire to provide for the contribution from Goldberg, Leavitt and Geitner (collectively, the "Contributing CWI Stockholders") of certain Base Shares to the capital of Focus and to provide for the closing of the escrow that was established pursuant to Section 1.8 of the Merger Agreement (the "Escrow").

     NOW, THEREFORE, for good and valuable consideration as set forth herein, the parties do hereby agree as follows:

     1. ESCROW INSTRUCTIONS. No later than three (3) business days from the date hereof, Goldberg, Leavitt, Geitner, Cohen and Focus shall (if they have not already done so) jointly execute and deliver to the Escrow Agent a joint direction authorizing the release by the Escrow Agent of the $500,000 in escrowed funds to Focus together with any interest accrued thereon (the "Escrowed Funds"). The Principal CWI Stockholders shall have no obligation to pay Focus any other amounts based on the Closing Date Equity pursuant to Section
1.8 of the Merger Agreement, and the Principal CWI Stockholders shall not receive any Additional Consideration pursuant to Section 1.7 of the Merger Agreement, irrespective of the Closing Date Equity and the $500,000 reduction in the Base Consideration effected by this paragraph.

     2. CONTRIBUTION OF BASE SHARES. At the Closing (as defined in Section 4 of this Agreement), each of the Contributing CWI Stockholders shall deliver to Focus as a contribution to the capital of Focus the number of shares of Focus stock set forth next to his name (the "Contribution Shares") (to be canceled by Focus or retained as treasury stock as Focus determines in its discretion):

            Contributing
          CWI Stockholder               Number of Shares
     --------------------------     ---------------------------
     Ronald Goldberg                         500,000
     Philip Leavitt                          300,000
     Sherwin Geitner                         500,000

     3. RIGHT OF TERMINATION. The Agreement may be terminated: (a) at any time by the mutual written consent of the Focus Parties and the CWI Stockholders; or
(b) by either the Focus Parties upon written notice to the CWI Stockholders or by the CWI Stockholders upon written notice to Focus, in the event that the Closing has not occurred within forty-five (45) days from the date of this Agreement.

     4. EQUITY FINANCING. As a condition precedent to the obligations of the CWI Stockholders and the Focus Parties under this Agreement, Focus shall have obtained additional equity financing on terms reasonably acceptable to Focus for at least $3,900,000 (net of costs and commissions) (the "Equity Financing"). Focus shall use its best efforts in obtaining the Equity Financing as soon as possible subsequent to the date hereof. Concurrently with the completion of the Equity Financing, the Contributing CWI Stockholders will contribute the Contribution Shares to the capital of Focus as provided by Section 2 and the release of claims, covenant not to sue and indemnification provisions set forth in Sections 5, 6 and 7 shall become effective (the "Closing"). The provisions of Sections 5, 6 and 7 shall be void and of no effect in the event the Closing does not occur.

     5. RELEASE OF CLAIMS.

          5.1 RELEASE BY THE FOCUS PARTIES OF THE CWI STOCKHOLDERS. Effective as of the Closing, the Focus Parties hereby irrevocably and unconditionally release, acquit, and forever discharge each of the CWI Stockholders and each of their heirs, legatees, assigns, agents, representatives and attorneys (collectively, the "CWI Releasees"), from any and all claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts and expenses (including, but not necessarily limited to, reasonable attorney's fees and costs actually incurred), of any nature whatsoever, known or unknown ("Focus Claim" or "Focus Claims"), which Focus or Merger Sub now has, owns or holds, or may claim to have, own or hold, against each or any of the CWI Releasees with respect to (i) the fairness of the purchase price paid for CWI's assets under the Merger Agreement or this Agreement and (ii) any of the representations or warranties made by CWI or any of the CWI Stockholders in Sections 4.1(f) or 4.1(h) of the Merger Agreement or any other provisions of the Merger Agreement that specifically relate to CWI's stockholders equity, liquidity, profitability or financial condition or prospects as of the Closing Date; provided, however, that such release shall not extend to any other representations, warranties or covenants made by CWI or any of the CWI Stockholders under the Merger Agreement (including, without limitation, representations and warranties as to title to CWI's assets and the absence of litigation and contingent liabilities).

     5.2 RELEASE BY THE CWI STOCKHOLDERS OF THE FOCUS PARTIES. Effective as of the Closing, each of the CWI Stockholders hereby irrevocably and unconditionally releases, acquits, and forever discharges Focus and Merger Sub, and each of their predecessors, successors, assigns, agents, directors, officers, shareholders, employees, representatives, attorneys, subsidiaries and affiliates (collectively, the "Focus Releasees"), and each of them, from any and all claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts and expenses (including, but not necessarily limited to, reasonable attorney's fees and costs actually incurred), of any nature whatsoever, known or unknown ("CWI Claim" or "CWI Claims"), which any of the CWI Stockholders now has, owns, or holds, or may claim to have, own or hold, against each or any of the Focus Releasees with respect to (i) the value of the common stock of Focus or (ii) any of the representations or warranties made by Focus and Merger Sub in Sections 4.3(g) or 4.3(i) of the Merger Agreement or any other provision of the Merger Agreement that relate specifically to the stockholders equity, liquidity, profitability or financial condition or prospects of Focus as of the Closing Date; provided, however, that such release shall not extend to any other representations, warranties or covenants made by Focus or Merger Sub under the Merger Agreement (including without limitation, representations and warranties as to title to Focus' assets and the absence of litigation and contingent liabilities).

     5.3 EFFECT OF RELEASE. Each of the parties to this Agreement acknowledges that such party may hereafter discover claims or facts in addition to or different from those which such party now knows or believes to be true with respect to the matters released herein, but that it is the intention of each of the parties to this Agreement to fully, finally, and forever settle and release all such matters and all claims relative thereto which do exist, may exist, or have existed. In furtherance of such intention, the releases set forth in this Agreement shall be and remain in effect as full and complete releases regardless of the existence or discovery of any such additional or different claims or facts.

          5.4 NO ASSIGNMENT OF CLAIMS. Each of the parties to this Agreement represents that such party has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any CWI Claim or Focus Claim, as applicable, or any portion thereof or interest therein.

     6. COVENANT NOT TO SUE BY THE FOCUS PARTIES. Each of the Focus Parties hereby agrees not to sue any CWI Releasee(s) relating to any causes of action that might be alleged to exist at the present time under California Civil Code Sections 3439 through 3439.12, inclusive, or any state laws similar thereto. All parties to this Agreement agree that the following facts are true, and that the provisions of this Section 6 shall permanently survive the Closing, and, to the extent allowed by law, be binding upon all of the parties and their successors in interest:

          (a) No transfer at any time under the Merger Agreement or any other agreement to any of the CWI Stockholders by any of the Focus Parties of any assets, including, but without limitation, money or tangible or intangible personal property, was made by the transferor without the transferor having received full or reasonably equivalent value in exchange or in consideration for said transfer.

          (b) Any and all transfers to any of the CWI Stockholders by any of the Focus Parties of any assets, including, but without limitation, money or tangible or intangible personal property, were received by the transferees thereof, including any of the CWI Releasees, in good faith and for a reasonably equivalent value.

     The covenant not to sue and agreed statement of facts contained in this
Section 6 shall in no way limit the rights of the Focus Parties to seek or obtain indemnification pursuant to Article VIII of the Merger Agreement for the breach by CWI or any of the CWI Stockholders of any representation, warranty or covenant contained in the Merger Agreement (except as otherwise specifically limited by Section 5.1 of this Agreement).

     7. INDEMNIFICATION OF THE CWI RELEASEES BY THE FOCUS PARTIES. The Focus Parties hereby agree to indemnify, save, defend and hold harmless each of the CWI Releasees from and against any cost or expense (including reasonable attorneys fees and costs) in defending against any suit or other claim brought by any creditor of Focus or Merger Sub that alleges that the transactions consummated pursuant to the Merger Agreement and/or this Agreement constituted a fraudulent conveyance as against such creditor; provided, however, that the foregoing indemnification shall not extend to any settlements of the foregoing claims or judgments entered against any of the CWI

Releasees based on the foregoing claims, which shall be the sole responsibility of the CWI Releasees. A claim for indemnification hereunder (an "Indemnification Claim") shall be made by the CWI Releasees by delivery of a written notice to the Focus Parties requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall include relevant documentation related to the Indemnification Claim), and such other information as the CWI Releasees shall have concerning such claim.

     Should any claim be made or any suit or proceeding instituted by a third party against any of the CWI Releasees which would be a matter for which the CWI Releasees would be entitled to indemnification under this Section 7 (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

          7.1 The CWI Releasees shall give the Focus Parties written notice of any Third Party Claim promptly (and in no event later than 10 days) after receipt by the CWI Releasees of notice thereof, and the Focus Parties will undertake control of the defense thereof at the Focus Parties' cost and expense by counsel of their own choosing reasonably acceptable to the CWI Releasees. The CWI Releasees may participate in the defense through their own counsel at their own expense. If the Focus Parties fail or refuse to undertake the defense of such Third Party Claim within 15 days after written notice of such claim has been delivered to the Focus Parties by the CWI Releasees, the CWI Releasees shall have the right to undertake the defense of such Third Party Claim with counsel of their own choosing. Failure of the CWI Releasees to furnish written notice to the Focus Parties of a Third Party Claim shall not release Focus Parties from the Focus Parties's obligations hereunder, except to the extent the Focus Parties are prejudiced by such failure.

          7.2 The CWI Releasees and the Focus Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of the CWI Releasees as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witnesses in any proceeding relating to such claim. The CWI Releasees may settle any Third Party Claim without the consent of Focus Parties, provided that such settlement does not require any payment by or impose any obligation upon the Focus Parties. The Focus Parties shall not settle any Third Party Claim without the consent of the CWI Releasees unless they undertake payment responsibility for such claim.

     8. REPRESENTATIONS AND WARRANTIES OF THE FOCUS PARTIES. Each Focus Party hereby represents, warrants and covenants to each CWI Stockholder that:

          8.1 Neither the execution nor the delivery of this Agreement, the incurrence of the obligations herein set forth, the consummation of the transactions herein contemplated, nor the compliance with the terms of this Agreement will conflict with, or result in a breach of, any of the terms, conditions, or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which Focus and/or Merger Sub is a party or by which Focus and/or Merger Sub may be bound.

          8.2 Each Focus Party has the full and complete right, power, legal capacity, and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts as may be necessary in connection with the performance of this Agreement. In particular, and not by way of limitation, the Focus Parties represent and warrant that all necessary corporate actions and proceedings of their respective Boards of Directors to approve and adopt this Agreement and to authorize the execution and delivery of this Agreement have been duly and validly taken and that Michael Hedge is authorized to execute this Agreement on behalf of Focus, as its Chief Executive Officer, and on behalf of Merger Sub, as its Chief Executive Officer, and John Swinehart is authorized to execute this Agreement on behalf of Focus, as its Chairman of the Board, and on behalf of Merger Sub, as its Chairman of the Board.

          8.3 No approval or consent not heretofore obtained by any person or entity is necessary in connection with the execution of this Agreement by either Focus Party or the performance of such party's obligations under this Agreement.

          8.4 Each Focus Party has received independent tax and legal advice from accountants, attorneys or other advisors of its choice with respect to the advisability of executing this Agreement.

          8.5 Each Focus Party has made such investigation of the facts pertaining to this Agreement, and all of the matters pertaining thereto, as it deems necessary.

          8.6 Except as expressly provided herein, no person has made any statement or representation to a Focus Party regarding any fact relied upon by such Focus Party in entering into this Agreement and each Focus Party specifically does not rely upon any statement, representation, or promise of any other person in executing this Agreement.

          8.7 Each Focus Party relies on the finality of this Agreement as a material factor inducing its execution of this Agreement, and the obligations under this Agreement.

          8.8 Neither Focus Party will take any action which would interfere with the performance of this Agreement by any other party or which would adversely affect any of the rights provided for herein.

     9. REPRESENTATIONS AND WARRANTIES OF THE CWI STOCKHOLDERS. Each CWI Stockholder hereby represents, warrants and covenants to each Focus Party that:

          9.1 Neither the execution nor the delivery of this Agreement, the incurrence of the obligations herein set forth, the consummation of the transactions herein contemplated, nor the compliance with the terms of this Agreement will conflict with, or result in a breach of, any of the terms, conditions, or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which such CWI Stockholder is a party or by which such CWI Stockholder may be bound.

          9.2 The CWI Stockholder has the full and complete right, power, legal capacity, and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts as may be necessary in connection with the performance of this Agreement.

          9.3 No approval or consent not heretofore obtained by any person or entity is necessary in connection with the execution of this Agreement by the CWI Stockholder or the performance of such CWI Stockholder's obligations under this Agreement.

          9.4 The CWI Stockholder has received independent tax and legal advice from accountants, attorneys or other advisors of his choice with respect to the advisability of executing this Agreement.

          9.5 The CWI Stockholder has made such investigation of the facts pertaining to this Agreement, and all of the matters pertaining thereto, as he deems necessary.

          9.6 Except as expressly provided herein, no person has made any statement or representation to the CWI Stockholder regarding any fact relied upon by such CWI Stockholder in entering into this Agreement and such CWI Stockholder specifically does not rely upon any statement, representation, or promise of any other person in executing this Agreement.

          9.7 The CWI Stockholder relies on the finality of this Agreement as a material factor inducing its execution of this Agreement, and the obligations under this Agreement.

          9.8 The CWI Stockholder will not take any action which would interfere with the performance of this Agreement by any other party or which would adversely affect any of the rights provided for herein.

     10. GENERAL.

          10.1 CONTROLLING LAW. This Agreement and all questions relation to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

          10.2 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made an received when delivered against receipt, upon receipt of a facsimile transmission or three days following deposit in the United States mails, first class postage prepaid, addressed as set forth below:

          If to Focus or Merger Sub:

                FocusWireless.com
                401 East Corporate Drive
                Suite 220
                Lewisville, TX 75057
                Attention:  Chief Executive Officer

          with a copy given in the manner prescribed above, to:

                Troy & Gould Professional Corporation
                1801 Century Park East
                Suite 1600
                Los Angeles, California 90067
                Facsimile:  (310) 201-4746
                Attention:  Sanford J. Hillsberg, Esq.

          If to the CWI Stockholders:

                Ronald Goldberg
                11 Lakewood
                Bannockburn, Illinois 60015
                Facsimile:  (847) 735-9977

                Philip Leavitt
                65 South Deere Park
                Highland Park, Illinois 60035
                Facsimile:  (847) 955-2422

                Sherwin Geitner
                3239 Maple Leaf Drive
                Glenview, Illinois 60025
                Facsimile:  (847) 676-8866

                Cary Maimon
                1819 Brandywyn
                Buffalo Grove, Illinois 60089
                Facsimile:  (847) 955-2428

                Melvyn Cohen
                4016 Yorkshire Ct.
                Northbrook, Illinois 60062

          in every case, with a copy given in the manner prescribed above, to:

                Kamensky & Rubinstein
                7250 North Cicero Avenue
                Suite 200
                Lincolnwood, Illinois 60712-1693
                Facsimile:  (847) 982-1676
                Attention:  Sherwin Rubinstein, Esq. and
                            John B. Waters, Esq.

     Any party may alter the address to which communications or copies are to be sent by giving notice to the other parties of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          10.3 BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

          10.4 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Except as otherwise specifically modified by this Agreement, the provisions of the Merger Agreement shall continue in full force and effect.

          10.5 SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          10.6 PUBLIC ANNOUNCEMENTS. Except as contemplated by this Agreement or as may be required, in the opinion of counsel for Focus, by applicable law or the rules and regulations or the SEC or the National Association of Securities Dealers, Inc., none of the parties hereto shall make any press release or other public announcement or filings with respect to this Agreement or the transactions contemplated hereby without the prior approval of all of the parties, which approvals shall not be reasonably withheld or delayed.

          10.7 CONSTRUCTION OF AGREEMENT. Each party and counsel for each party has reviewed and cooperated in the drafting and preparation of this Agreement. As a jointly produced document, this Agreement and its language shall in all cases be simply construed according to its fair meaning and not strictly for or against any party or the drafter hereof.

          10.8 INDULGENCES NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          10.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

          10.10 PROVISIONS SEPARABLE. The provisions of this Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part; provided, however, that the provisions of this Agreement are not separable tot he extent that doing so would materially deprive any part of the benefit of its bargain as provided for by this Agreement.

          10.11 DISPUTE RESOLUTION. In the event of any dispute under the terms of this Agreement, such dispute shall be resolved by binding arbitration under the rules of the American Arbitration Association in Los Angeles, California. The prevailing party in any arbitration shall be entitled to recover its reasonable attorneys fees and costs.

          10.12 NO ADMISSION OF FAULT. This Agreement is entered into solely for the purposes set forth herein, and in executing this Agreement none of the parties to this Agreement admits any liability or fault with respect to any of the matters which are the subject of any release or indemnification under this Agreement.

     IN WITNESS WHEREOF, the parties have set their hands as of the date first above written.


                              /s/ Ronald Goldberg
                              --------------------------------
                              RONALD GOLDBERG

                              /s/ Philip Leavitt
                              --------------------------------
                              PHILIP LEAVITT

                              /s/ Sherwin Geitner
                              --------------------------------
                              SHERWIN GEITNER

                              /s/ Cary Maimon
                              --------------------------------
                              CARY MAIMON

                              /s/ Melvyn Cohen
                              --------------------------------
                              MELVYN COHEN

                              FOCUS AFFILIATES, INC.


ATTEST:

                              By:     /s/ Michael Hedge
                                     ----------------------------
-------------------------            Michael Hedge, Chief Executive Officer,
                                     President

                              and By: /s/ John Swinehart
                                     ----------------------------
                                     John Swinehart, Chairman of the Board

                              INTELLICELL MERGER SUB, INC.

ATTEST:

                              By:     /s/ Michael Hedge
                                     ----------------------------
-------------------------            Michael Hedge, Chief Executive Officer,
                                     President

                              and By: /s/ John Swinehart
                                     ----------------------------
                                     John Swinehart, Chairman of the Board